UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 1, 2017

DIGITAL REALTY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Embarcadero Center, Suite 3200 San Francisco, California	94111
(Address of principal executive offices)	(Zip Code)
(415) 738-6500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company: ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 15, 2017, Digital Realty Trust, Inc. (“DLR”) and DuPont Fabros Technology, Inc. (“DFT”) each filed with the Securities and Exchange Commission (the “SEC”) a joint proxy statement/prospectus (the “Definitive Proxy Statement”) with respect to (A) the special meeting of DLR stockholders scheduled to be held on September 13, 2017 (the “DLR Special Meeting”) to, among other things, vote on a proposal to approve the issuance of common stock of DLR, $0.01 par value per share, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 8, 2017, by and among DLR, DFT and the other entities party thereto, and (B) the special meeting of DFT stockholders scheduled to be held on September 13, 2017 (the “DFT Special Meeting” and, together with the DLR Special Meeting, the “Special Meetings”) to, among other things, vote on a proposal to approve the previously announced proposed merger of DLR and DFT pursuant to the Merger Agreement (the “Merger”).
As previously disclosed in the Definitive Proxy Statement, four putative class actions (the “Lawsuits”) have been filed on behalf of alleged DFT stockholders in the United States District Court for the District of Columbia (the “Court”) under the captions: Scarantino v. DuPont Fabros Technology, Inc., et al., Case 1:17-cv-01428, filed July 18, 2017; Canchola v. DuPont Fabros Technology, Inc., et al., Case 1:17-cv-01481, filed July 24, 2017; Lawrence v. DuPont Fabros Technology, Inc., et al., Case 1:17-cv-01465, filed July 24, 2017; and McCullough v. DuPont Fabros Technology, Inc., et al., Case 1:17-cv-01563, filed August 2, 2017. All four complaints name as defendants DFT and the members of the board of directors of DFT. The Scarantino complaint also names as defendants DLR, Digital Realty Trust, L.P., Penguins REIT Sub, LLC, Penguins OP Sub, LLC, Penguins OP Sub 2, LLC, and DuPont Fabros Technology, L.P.
The Lawsuits allege that the defendants violated Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 14a-9 promulgated thereunder by issuing allegedly materially incomplete and misleading disclosures in the Form S-4 Registration Statement filed with the SEC on July 10, 2017, containing a joint proxy statement/prospectus. The Lawsuits further allege that the defendants violated Section 20(a) of the Exchange Act by failing to exercise proper control over the person(s) who violated Section 14(a) of the Exchange Act. The Lawsuits seek injunctive relief, including enjoining or rescinding the mergers, and an award of other unspecified attorneys’ and other fees and costs, in addition to other relief.
On August 25, 2017, the plaintiff in the Lawrence complaint moved for entry of a preliminary injunction to enjoin the Merger and the plaintiffs in the other three actions joined in that request. On August 28, 2017, the Court ordered the consolidation of the Lawsuits and a hearing on the motion for the preliminary injunction was scheduled for September 5, 2017. On August 31, 2017, the plaintiff voluntarily withdrew his motion for a preliminary injunction as a result of discussions among the parties regarding the supplemental disclosures contained in this filing.
DLR and DFT continue to believe that the claims asserted in the Lawsuits are without merit, and further believe that no supplemental disclosure is required under applicable laws. However, DLR and DFT wish to make certain supplemental disclosures related to the Merger Agreement solely for the purpose of mooting the allegations contained in the Lawsuits and avoiding the expense and burden of litigation. Nothing in the supplemental disclosures shall be deemed an admission of the legal necessity or materiality under applicable law of any of the supplemental disclosures.
Important information concerning the Merger is set forth in the Definitive Proxy Statement. The Definitive Proxy Statement is amended and supplemented by, and should be read in conjunction with, the information set forth in this Current Report on Form 8-K.

SUPPLEMENT TO JOINT PROXY STATEMENT/PROSPECTUS
DLR and DFT have agreed to make the following amended and supplemental disclosures to the Definitive Proxy Statement. This supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Page references in the below disclosures are to the Definitive Proxy Statement, and certain terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement. Without admitting in any way that the disclosures below are material or otherwise required by law, DLR and DFT make the following amended and supplemental disclosures:
The section of the Definitive Proxy Statement entitled “The Mergers—Background of the Mergers” is amended and supplemented as follows:
The third full paragraph on page 72 of the Definitive Proxy Statement is replaced, in its entirety, with the following:
On June 5, 2017, Hogan Lovells received from Latham & Watkins a further revised version of the proposed merger agreement. The draft accepted substantially all of the changes included in the June 2, 2017 draft of the proposed merger agreement circulated by Hogan Lovells, including removal of the requirement for substantially all DFT unitholders to agree to new tax protection arrangements as a condition of closing. Later on June 5, 2017, DFT revoked the return or destroy letter it had previously delivered, once again granted DLR and its representatives access to the virtual data site and DFT and DLR executed an amendment to the Exclusivity Agreement to extend exclusivity through June 8, 2017.
The section of the Definitive Proxy Statement entitled “The Mergers—Opinion of DFT’s Financial Advisor—Opinion of Goldman Sachs” is amended and supplemented as follows:
The second, third and fourth full paragraphs under the subheading “—Illustrative Levered Discounted Cash Flow Analyses” on pages 100 and 101 of the Definitive Proxy Statement are replaced, in their entirety, with the following:
Using discount rates ranging from 7.0% to 8.2%, reflecting estimates of the cost of equity for DFT on a standalone basis, derived by application to DFT on a stand-alone basis of the Capital Asset Pricing Model, which incorporates certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States markets generally, Goldman Sachs derived a range of illustrative present values per share of DFT common stock on a standalone basis, by discounting to present value as of March 31, 2017, estimates of the dividends per share of DFT common stock for the period from March 31, 2017 through the end of 2021, as reflected in the Forecasts (which reflect completion of a DFT equity capital raise of $300 million in 2017), and illustrative terminal values per share of DFT common stock as of December 31, 2021 derived by applying a terminal EBITDA multiple range of 14.0x to 17.0x to estimated terminal year EBITDA for DFT on a stand-alone basis as reflected in the Forecasts, subtracting an estimate of DFT’s net debt and preferred stock as of December 31, 2021, as reflected in the Forecasts, and dividing the result by the number of fully diluted shares of DFT common stock estimated to be then outstanding, as reflected in the Forecasts. This analysis resulted in a range of illustrative implied equity values of $52.45 to $69.14 per share of DFT common stock on a standalone basis. The terminal EBITDA multiple range for DFT on a stand-alone basis reflected above was estimated by Goldman Sachs utilizing its professional judgment and experience taking into account the average one-year forward EBITDA multiples implied by DFT’s trading prices (and IBES Estimates of DFT’s one-year forward EBITDA) over prior periods.
Using discount rates ranging from 4.8% to 6.0%, reflecting estimates of the cost of equity for the pro forma combined company, derived by application to DLR on a stand-alone basis of the Capital Asset Pricing Model, which incorporates certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States markets generally, Goldman Sachs derived a range of illustrative present values per share of the pro forma combined company common stock by discounting to present value as of March 31, 2017, estimates of the pro forma combined company’s dividends per share for the period from March 31, 2017 through the end of 2021, as reflected in the Forecasts, and illustrative terminal values per share as of December 31, 2021, derived by applying a terminal EBITDA multiple range of 15.5x to 18.5x to estimated terminal year EBITDA for the pro forma combined company, as reflected in the Forecasts, subtracting an estimate of the pro forma combined company’s net debt and preferred stock as of December 31, 2021, as reflected in the Forecasts, and dividing the result by the number of fully diluted shares of the pro forma combined company estimated to be then outstanding, as reflected in the Forecasts. This analysis resulted in a range of illustrative implied equity values of $119.66 to $154.87 per share of the pro forma combined company. Goldman Sachs multiplied this range of illustrative implied equity values by the exchange ratio of 0.545 to derive implied equity values of $65.22 to $84.41 for the 0.545 shares of DLR to be paid for each share of DFT common stock pursuant to the merger agreement. The terminal EBITDA multiple range for the pro forma combined company reflected above was estimated by Goldman Sachs utilizing its professional judgment and experience and by blending (based on DLR and DFT’s respective estimated 2018 EBITDA on a stand-alone basis as reflected in the Forecasts) the EBITDA multiple range (referenced below) derived for DLR on a stand-alone basis taking into account the average one-year forward EBITDA multiples implied by DLR’s trading prices (and IBES Estimates of DLR’s one-year forward EBITDA) over prior periods and the EBITDA multiple range (referenced above) derived by Goldman Sachs for DFT on a stand-alone basis taking into account the average one-year forward EBITDA multiples implied by DFT’s trading prices (and IBES Estimates of DFT’s one-year forward EBITDA) over prior periods.
Using discount rates ranging from 4.8% to 6.0%, reflecting estimates of the cost of equity for DLR on a standalone basis, derived by application to DLR on a stand-alone basis of the Capital Asset Pricing Model, which incorporates certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States markets generally, Goldman Sachs derived a range of illustrative present values per share of DLR common stock on a standalone basis, by discounting to present value as of March 31, 2017, estimates of the dividends per share of DLR common stock for the period from March 31, 2017 through the end of 2021, as reflected in the Forecasts, and illustrative terminal values per share of DLR common stock as of December 31, 2021 derived by applying a terminal EBITDA multiple range of 16.0x to 19.0x to estimated terminal year EBITDA for DLR, as reflected in the Forecasts, subtracting an estimate of DLR’s net debt and preferred stock as of December 31, 2021, as reflected in the Forecasts, and dividing the result by the number of fully diluted shares of DLR common stock estimated to be then outstanding, as reflected in the Forecasts. This analysis resulted in a range of illustrative implied equity values of $125.03 to $160.49 per share of DLR common stock on a standalone basis. The terminal EBITDA multiple range for DLR on a stand-alone basis reflected above was estimated by Goldman Sachs utilizing its professional judgment and experience taking into account the average one-

year forward EBITDA multiples implied by DLR’s trading prices (and IBES Estimates of DLR’s one-year forward EBITDA) over prior periods.

The second and third full paragraphs under the subheading “—Illustrative Present Value of Future Stock Price Analyses” on page 101 of the Definitive Proxy Statement is replaced, in its entirety, with the following:
Goldman Sachs calculated illustrative implied future equity values per share of DFT common stock on a standalone basis as of December 31, 2018, 2019 and 2020 by applying one-year forward EBITDA multiples ranging from 14.0x to 17.0x, estimated by Goldman Sachs utilizing its professional judgment and experience taking into account the average one-year forward EBITDA multiples implied by DFT’s trading prices (and IBES Estimates of DFT’s one-year forward EBITDA) over prior periods, to estimated EBITDA for DFT for 2019, 2020 and 2021, respectively, as reflected in the Forecasts (which reflect completion of a DFT equity capital raise of $300 million in 2017), subtracting an estimate of DFT’s net debt and preferred stock as of December 31, 2018, 2019 and 2020, respectively, as reflected in the Forecasts, and dividing the result by the number of fully diluted shares of DFT common stock estimated to be outstanding as of each such date, as reflected in the Forecasts. By applying a discount rate of 7.6%, reflecting a mid-point estimate of DFT’s cost of equity on a standalone basis, derived by application to DFT on stand-alone basis of the Capital Asset Pricing Model, which incorporates certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States markets generally, Goldman Sachs discounted to present value as of March 31, 2017, both the theoretical future values per share it derived and the estimated dividends to be paid per share of DFT common stock from March 31, 2017 through the end of the applicable year, as reflected in the Forecasts, to yield illustrative present values per share of DFT common stock on a stand-alone basis ranging from $45.72 to $64.55.
Goldman Sachs also performed an analysis of the illustrative implied future equity values per share of the pro forma combined company as of December 31, 2018, 2019 and 2020 by applying one-year forward EBITDA multiples ranging from 15.5x to 18.5x, estimated by Goldman Sachs utilizing its professional judgment and experience and by blending (based on DLR and DFT’s respective estimated 2018 EBITDA on a stand-alone basis as reflected in the Forecasts) the EBITDA multiple range (referenced above) derived for DLR on a stand-alone basis taking into account the average one-year forward EBITDA multiples implied by DLR’s trading prices (and IBES Estimates of DLR’s one-year forward EBITDA) over prior periods and the EBITDA multiple range (referenced above) derived by Goldman Sachs for DFT on a stand-alone basis taking into account the average one-year forward EBITDA multiples implied by DFT’s trading prices (and IBES Estimates of DFT’s one-year forward EBITDA) over prior periods, to estimated EBITDA for the pro forma combined company for 2019, 2020 and 2021, respectively, as reflected in the Forecasts, subtracting an estimate of the pro forma combined company net debt and preferred stock as of December 31, 2018, 2019 and 2020, respectively, as reflected in the Forecasts, and dividing the result by the number of fully diluted shares of the pro forma combined company estimated to be outstanding as of each such date, as reflected in the Forecasts. By applying a discount rate of 5.4%, reflecting a midpoint estimate of the pro forma combined company’s cost of equity, derived by application to DLR on a stand-alone basis of the Capital Asset Pricing Model, which incorporates certain company-specific inputs, including a beta for the company, as well as certain financial metrics for the United States markets generally, Goldman Sachs discounted to present value as of March 31, 2017, both the theoretical future values per share it derived and the estimated dividends to be paid per share of the pro forma combined company from March 31, 2017 through the end of the applicable year as reflected in the Forecasts to yield illustrative present values per share of the pro forma combined company ranging from $95.98 to $141.39. Goldman Sachs multiplied this range of illustrative present values per share by the exchange ratio of 0.545 to derive illustrative implied equity values of $52.31 to $77.06 for the 0.545 shares of DLR to be paid for each share of DFT common stock pursuant to the merger agreement.
The second full paragraph and the table that immediately follows under the subheading “—Selected Transaction Analysis” on page 102 of the Definitive Proxy Statement is replaced, in its entirety, with the following:
The transactions considered, the month and year each transaction was announced, and the Implied Forward EBITDA Multiple at announcement for each were as follows:

Target	Acquiror	Announcement	Implied Forward EBITDA Multiple
Sentinel Data Centers	CyrusOne, Inc.	February 2017	14.4x
Verizon Communications Inc. Data Center Portfolio	Equinix, Inc.	December 2016	13.3x
Equinix, Inc. European Portfolio	Digital Realty Trust, Inc.	May 2016	13.0x
Windstream Holdings, Inc.’s Data Center Business	TierPoint, LLC	October 2015	14.1x
Telx Group Inc.	Digital Realty Trust, Inc.	July 2015	15.5x
Telecity Group, PLC	Equinix, Inc.	May 2015	13.1x
Cervalis Holdings LLC	CyrusOne, Inc.	April 2015	10.5x
Latisys Holdings, LLC	Zayo Group, LLC	January 2015	13.4x
Viawest, Inc.	Shaw Communications Inc.	July 2014	13.0x

The first full paragraph on page 104 of the Definitive Proxy Statement under the subheading “—General” is replaced, in its entirety, with the following:

The DFT Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the transaction contemplated by the merger agreement. Pursuant to a letter agreement dated May 7, 2017, DFT engaged Goldman Sachs to act as its financial advisor in connection with the transaction contemplated by the merger agreement. The engagement letter between DFT and Goldman Sachs provides for a transaction fee that is estimated, based on the information available as of the date of announcement, at approximately $32 million, of which a $2 million fee was payable upon the presentation by Goldman Sachs to the DFT Board of the results of financial analysis undertaken to enable Goldman Sachs to render its fairness opinion and the remaining balance of which is contingent upon consummation of the proposed transaction contemplated by the merger agreement. At the request of the DFT Board, in connection with the transaction contemplated by the merger agreement, an affiliate of Goldman Sachs has entered into a commitment to provide DFT OP with a 364-day bridge facility providing for bridge loans of up to $200 million, in the aggregate, subject to the terms of such commitment. The affiliate of Goldman Sachs will be entitled to receive fees in connection with the bridge facility in the event that bridge loans are actually made by the lenders under the bridge facility. The amount of any such fees will depend upon, among other things, the aggregate amount of the bridge loans actually made by the lenders under the bridge facility and the period of time during which such bridge loans remain outstanding. Under the terms of the commitment, no bridge loans will be made after closing of the proposed transaction. Based on the expected closing date of the proposed transaction, DFT does not expect DFT OP to make any borrowings under the bridge facility. As such, DFT estimates that no fees will become payable to Goldman Sachs or its affiliate in connection with the bridge facility. In addition, DFT has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

The section of the Definitive Proxy Statement entitled “Certain DLR Unaudited Prospective Financial Information” is amended and supplemented as follows:
The table that begins on the bottom of page 106 of the Definitive Proxy Statement is replaced, in its entirety, with the following:

	Year Ending December 31,
	2017E	2018E	2019E	2020E	2021E
	($ in millions, except per share values)
Adjusted EBITDA(1)(2)	$1,303	$1,396	$1,529	$1,685	$1,844
Core FFO per Share(2)(3)(4)	$6.06	$6.50	$7.12	$7.91	$8.66
AFFO per Share(2)(4)(5)	$5.54	$5.91	$6.43	$7.18	$7.96
Unlevered Free Cash Flows(2)(6)	$464	$434	$540	$681	$840

(1)
DLR believes that earnings before interest, loss from early extinguishment of debt, income taxes and depreciation and amortization, or EBITDA, and Adjusted EBITDA (as defined below), are useful supplemental performance measures because they allow investors to view DLR’s performance without the impact of non-cash depreciation and amortization or the cost of debt and, with respect to Adjusted EBITDA, severance-related expense, equity acceleration, and legal expenses, transaction and integration expenses, (gain) on real estate transactions, loss on currency forwards, other non-core expense adjustments, noncontrolling interests, preferred stock dividends and issuance costs associated with redeemed preferred stock. DLR calculates Adjusted EBITDA as EBITDA, excluding severance-related expense, equity acceleration, and legal expenses, transaction and integration expenses, (gain) loss on real estate transactions, non-cash (gain) on lease termination, loss on currency forwards, other non-core expense adjustments, noncontrolling interests, preferred stock dividends and issuance costs associated with redeemed preferred stock. In addition, DLR believes EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Because EBITDA and Adjusted EBITDA are calculated before recurring cash charges including interest expense and income taxes, exclude capitalized costs, such as leasing commissions, and are not adjusted for capital expenditures or other recurring cash requirements of DLR’s business, their utility as a measure of DLR’s performance is limited. Other REITs may calculate EBITDA and Adjusted EBITDA differently than DLR does; accordingly, DLR’s EBITDA and Adjusted EBITDA may not be comparable to such other REITs’ EBITDA and Adjusted

EBITDA. Accordingly, EBITDA and Adjusted EBITDA should be considered only as supplements to net income computed in accordance with GAAP as a measure of DLR’s financial performance.

(2)
DLR has not provided reconciliations for forward-looking measures including unlevered free cash flows, Adjusted EBITDA, core funds from operations, or core FFO, and adjusted funds from operations, or AFFO, because, among other things, economic variables make it increasingly difficult to estimate accurately the reconciling items for future years without unreasonable efforts.

(3)
DLR presents core FFO as a supplemental operating measure because, in excluding certain items that do not reflect core revenue or expense streams, it provides a performance measure that, when compared year over year, captures trends in DLR’s core business operating performance. DLR calculates core FFO by adding to or subtracting from funds from operations, or FFO, (i) termination fees and other non-core revenues, (ii) transaction and integration expenses, (iii) loss from early extinguishment of debt, (iv) issuance costs associated with redeemed preferred stock, (v) severance, equity acceleration, and legal expenses,

(vi) loss on currency forwards and (vii) other non-core expense adjustments. Because certain of these adjustments have a real economic impact on DLR’s financial condition and results from operations, the utility of core FFO as a measure of DLR’s performance is limited. Other REITs may not calculate core FFO in a consistent manner. Accordingly, DLR’s core FFO may not be comparable to other REITs’ core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of DLR’s performance.
DLR calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from real estate transactions, excluding a gain from a pre-existing relationship, impairment charges, real estate related depreciation and amortization (excluding amortization of deferred financing costs), non-controlling interests in operating partnership and after adjustments for unconsolidated partnerships and joint ventures. DLR uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions and after adjustments for unconsolidated partnerships and joint ventures, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. DLR also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare DLR’s operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of DLR’s properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of DLR’s properties, all of which have real economic effect and could materially impact DLR’s financial condition and results from operations, the utility of FFO as a measure of DLR’s performance is limited. Other REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, DLR’s FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of DLR’s performance.

(4)
Per share values based on the weighted average common stock and units outstanding and the effect of dilutive securities. Per share values exclude the effect of dilutive series G, series H and series I preferred stock, that may be converted upon the occurrence of specified change in control transactions as described in the articles supplementary governing the series G, series H and series I preferred stock, as applicable, which DLR considers highly improbable.

(5)
DLR presents AFFO as a supplemental operating measure because, when compared year over year, it assesses DLR’s ability to fund dividend and distribution requirements from DLR’s operating activities. DLR also believes that, as a widely recognized measure of the operations of REITs, AFFO will be used by investors as a basis to assess DLR’s ability to fund dividend payments in comparison to other REITs, including on a per share and unit basis. DLR calculates AFFO by adding to or subtracting from core FFO (i) non-real estate depreciation, (ii) amortization of deferred financing costs, (iii) amortization of debt discount/premium, (iv) non-cash stock-based compensation expense, (v) straight-line rent revenue, (vi) straight-line rent expense, (vii) above- and below-market rent amortization, (viii) deferred non-cash tax expense, (ix) capitalized leasing compensation, (x) recurring capital expenditures and (xi) capitalized internal leasing commissions. Other REITs may not calculate AFFO in a consistent manner. Accordingly, DLR’s AFFO may not be comparable to other REITs’ AFFO. AFFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of DLR’s performance.

(6)
DLR calculates unlevered free cash flows by adding to or subtracting from AFFO (i) preferred stock dividends, (ii) cash interest expense, (iii) non-cash stock-based compensation expense, (iv) development capital expenditures, (v) net proceeds from real estate transactions, (vi) severance, equity acceleration, and legal expenses, (vii) transaction and integration expenses and (viii) changes in working capital. Other REITs may not calculate unlevered free cash flows in a consistent manner. Accordingly, DLR’s unlevered free cash flows may not be comparable to other REITs’ unlevered free cash flows. Unlevered free cash flows should be considered only as a supplement to net income computed in accordance with GAAP as a measure of DLR’s performance.

The section of the Definitive Proxy Statement entitled “Certain DFT Unaudited Prospective Financial Information” is amended and supplemented as follows:
The table that begins on the bottom of page 109 of the Definitive Proxy Statement is replaced, in its entirety, with the following:

	Year Ending December 31,
	2017E	2018E	2019E	2020E	2021E
	($ in millions, except per share values)
EBITDA(1)(2)	$356	$428	$482	$523	$579
FFO per Share(2)(3)	$3.07	$3.42	$3.70	$4.04	$4.46
AFFO per Share(2)(4)	$3.16	$3.47	$3.74	$4.10	$4.56
Unlevered Free Cash Flows(2)(5)	$361	$426	$480	$522	$581

(1)	DFT calculates EBITDA as earnings before interest, taxes, depreciation and amortization.

(2)
DFT has not provided reconciliations for forward-looking measures including unlevered free cash flows, EBITDA, Funds From Operations, or FFO, and adjusted funds from operations, or AFFO, because, among other things, economic variables make it increasingly difficult to estimate accurately the reconciling items for future years without unreasonable efforts.

(3)
DFT calculates FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), which defines FFO as net income or loss (calculated in accordance with GAAP), excluding extraordinary items as defined under GAAP, impairment charges on depreciable real estate assets and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. DFT presents FFO attributable to common shares and OP units, which is FFO excluding preferred stock dividends. FFO attributable to common shares and OP units per share is calculated on a basis consistent with net income attributable to common shares and OP units and reflects adjustments to net income for preferred stock dividends.

(4)
AFFO is FFO excluding severance expense and equity accelerations, gain or loss on early extinguishment of debt, gain or loss on derivative instruments and write-offs of original issuance costs for redeemed preferred shares, straight-line revenue, compensation paid with DFT common shares, below market lease amortization and write-offs net of above market lease amortization and write-offs, non-real estate depreciation and amortization, amortization of deferred financing costs, improvements to real estate and capitalized leasing commissions.

(5)	DFT calculates Unlevered Free Cash Flow as AFFO before interest expense and preferred stock dividends. For the avoidance of doubt, it excludes a charge for development capital expenditures.

The following supplemental disclosure is hereby added to the Definitive Proxy Statement immediately following the table on page 110 of the Definitive Proxy Statement under the new subheading “—Certain Additional Forecast Information”:

Certain Additional Forecast Information
The following unaudited prospective financial information for (i) DFT on a stand-alone basis was prepared by its management, and for DLR on a stand-alone basis was prepared by its management, and (ii) DLR on a pro forma basis for the transaction contemplated by the merger agreement was prepared by the management of DFT with respect to the quarter ending June 30, 2017 and was prepared by the management of DLR with respect to periods thereafter; in each case, such unaudited prospective financial information was approved and provided to Goldman Sachs by DFT for use by Goldman Sachs in its various financial analyses as described above under the section entitled “—Opinion of DFT’s Financial Advisor” (the “Additional Forecast Information”) and was included as part of the Forecasts information referred to therein.
DFT

	2017E (Q2-Q4)	2018E	2019E	2020E	2021E
	($ in millions, except per share)
Projected Dividends per share	$1.48	$2.04	$2.18	$2.40	$2.64
Net Debt plus Preferred Stock (as of December 31)	$1,900	$2,107	$2,436	$2,525	$2,633
DLR

	2017E (Q2-Q4)	2018E	2019E	2020E	2021E
	($ in millions, except per share)
Projected Dividends per share	$2.81	$4.00	$4.39	$4.93	$5.51
Net Debt plus Preferred Stock (as of December 31)	$7,037	$7,535	$8,015	$8,464	$8,876
* For purposes of its analyses, Goldman Sachs utilized these figures, with the approval of DFT, certain of which may differ from the prospective information prepared by the management of DLR.
Pro Forma Combined Company*

	2017E (Q2-Q4)	2018E	2019E	2020E	2021E
	($ in millions, except per share)
Projected Dividends per share	$2.75	$3.99	$4.39	$4.92	$5.36
Net Debt plus Preferred Stock (as of December 31)	$9,325	$10,014	$10,811	$11,339	$11,823
* For purposes of its analyses, Goldman Sachs utilized these figures, with the approval of DFT, certain of which may differ from the prospective information prepared by the management of DLR.
The Additional Forecast Information is included for the purpose of providing DFT stockholders and DLR stockholders access to certain nonpublic information that was furnished to Goldman Sachs in connection with its levered discounted cash flow analysis, and such information may not be appropriate for other purposes, and is not included to influence the voting decision of any DFT stockholder or DLR stockholder.
The Additional Forecast Information was not prepared with a view toward public disclosure, the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. The inclusion of the Additional Forecast Information should not be regarded as an indication that such information is predictive of actual future events or results and such information should not be relied upon as such, and readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on such Additional Forecast Information.

While presented with numeric specificity, the Additional Forecast Information was based on numerous variables and assumptions (including assumptions related to industry performance and general business, economic, market and financial conditions and additional matters specific to DFT’s, DLR’s or the pro forma combined company’s business) that are inherently subjective and uncertain and are beyond the control of DFT’s and DLR’s management. Important factors that may affect actual results and cause this Additional Forecast Information not to be achieved include, but are not limited to, risks and uncertainties relating to DFT’s, DLR’s or the pro forma combined company’s business (including their ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, general business and economic conditions and other factors described in the sections entitled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors.” This Additional Forecast Information also reflects numerous variables, expectations and assumptions available at the time they were prepared as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the Additional Forecast Information. Accordingly, there can be no assurance that the projected results summarized above will be realized.
None of DFT, DLR or their respective officers, trustees, directors, affiliates, advisors or other representatives can give you any assurance that actual results will not differ materially from the Additional Forecast Information.
NEITHER DFT NOR DLR UNDERTAKES ANY OBLIGATION TO UPDATE OR OTHERWISE REVISE OR RECONCILE THE ADDITONAL FORECAST INFORMATION ABOVE TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE THE ADDITIONAL FORECAST INFORMATION WAS GENERATED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH INFORMATION ARE SHOWN TO BE IN ERROR. SINCE THE ADDITIONAL FORECAST INFORMATION COVERS MULTIPLE YEARS, SUCH INFORMATION BY ITS NATURE BECOMES LESS PREDICTIVE WITH EACH SUCCESSIVE YEAR.
Neither DFT nor DLR has made or makes any representation to the other or any DFT stockholder or DLR stockholder, in the merger agreement or otherwise, concerning the Additional Forecast Information or regarding DFT’s, DLR’s or the pro forma combined company’s ultimate performance compared to the Additional Forecast Information or that the projected results will be achieved. In light of the foregoing factors and the uncertainties inherent in the Additional Forecast Information, DFT and DLR urge all DFT stockholders and DLR stockholders not to place undue reliance on such information and to review DFT’s and DLR’s most recent SEC filings for a description of DFT’s and DLR’s reported financial results.
Neither Ernst & Young LLP nor any other independent accountants have compiled, examined or performed any audit or other procedures with respect to the Additional Forecast Information, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The report of Ernst & Young LLP contained in DFT’s Form 10-K for the year ended December 31, 2016, which is incorporated by reference into this joint proxy statement/prospectus, relates to the historical financial information of DFT. It does not extend to the Additional Forecast Information and should not be read to do so. Neither KPMG LLP nor any other independent accountants have compiled, examined or performed any audit or other procedures with respect to the Additional Forecast Information, nor have they expressed any opinion or any other form of assurance on such information or its achievability. The report of KPMG LLP contained in DLR’s Form 10-K for the year ended December 31, 2016, which is incorporated by reference into this joint proxy statement/prospectus, relates to the historical financial information of DLR. It does not extend to the Additional Forecast Information and should not be read to do so. Furthermore, the Additional Forecast Information does not take into account any circumstances or events occurring after the dates on which it was prepared.

The section of the Definitive Proxy Statement entitled “Directors and Management of the Combined Company after the Mergers” is amended and supplemented as follows:

The second full paragraph on page 158 of the Definitive Proxy Statement is replaced, in its entirety, with the following:

The executive officers of DLR immediately prior to the effective time of the company merger will continue to serve as the executive officers of the Combined Company, with A. William Stein continuing to serve as the Chief Executive Officer of the Combined Company. Except for certain of the named executive officers of DFT remaining with the Combined Company for a transitional period, none of the named executive officers of DFT are currently expected to continue as an executive officer of the Combined Company following the effective time of the mergers. See “The Merger Agreement—Board of Directors, Partners and Officers of the Surviving Entities” on page 126 for more information.

Additional Information and Where to Find It

On August 15, 2017, we filed a proxy statement/prospectus in connection with the Merger. Investors and our stockholders are urged to read carefully the proxy statement/prospectus and other relevant materials because they contain important information about the Merger. Investors and stockholders may obtain free copies of these documents and other documents filed by us with the SEC through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by us by going to our corporate website at www.digitalrealty.com or by directing a written request to: Digital Realty Trust, Inc., Four Embarcadero Center, Suite 3200, San Francisco, CA 94111, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement/prospectus and the other relevant materials before making any voting decision with respect to the Merger.

Interests of Participants

DLR and its directors and executive officers and DFT and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of DLR and DFT in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the Merger is included in the proxy statement/prospectus referred to above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes”, “anticipates”, “expects”, “may”, “will”, “would,” “should”, “estimates”, “could”, “intends”, “plans” or other similar expressions are forward-looking statements. Forward-looking statements involve significant known and unknown risks and uncertainties that may cause DLR’s or DFT’s actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors: the failure to receive, on a timely basis or otherwise, the required approvals by our or DFT’s stockholders; the risk that a condition to closing of the proposed transaction may not be satisfied; our and DFT’s ability to consummate the Merger or the term loan; the possibility that the anticipated benefits and synergies from the proposed transaction cannot be fully realized or may take longer to realize than expected; the possibility that costs or difficulties related to the integration of our and DFT’s operations will be greater than expected; operating costs and business disruption may be greater than expected; the ability of DLR or the combined company to retain and hire key personnel and maintain relationships with customers, providers or other business partners pending the consummation of the transaction; and the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which we and DFT operate, as detailed from time to time in each of our and DFT’s reports filed with the SEC. There can be no assurance that the proposed transaction will in fact be consummated.

The risks included here are not exhaustive, and additional factors could adversely affect our business and financial performance. We discussed a number of additional material risks in our annual report on Form 10-K for the year ended December 31, 2016, our current report on Form 8-K filed July 10, 2017 and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
 Date: September 1, 2017

Digital Realty Trust, Inc.

By:	/s/ JOSHUA A. MILLS
Joshua A. Mills
Senior Vice President, General Counsel and Secretary